UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

Data Call Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-131948	30-0062823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kenrick, Suite B-12, Houston, Texas 77060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (832) 230-2376

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2007, Data Call Technologies, Inc. (“we,” “us,” and the “Company”) entered into an Exclusive Marketing Agreement (the “Marketing Agreement”) with Leightronix, Inc., a Michigan corporation (“Leightronix”).  Pursuant to the Marketing Agreement, we agreed to provide Leightronix the exclusive rights, throughout the United States, to market our Direct Lynk MessengerTM System (the “Direct Lynk System”) to public access television, educational access television and government access television subscribers (collectively “PEG”).  Leightronix agreed to pay us $4,500 in connection with our entry into the Marketing Agreement, and to pay us an annual fee per Direct Lynk System subscriber as set forth in the Marketing Agreement.  Leightronix also agreed to honor and maintain a minimum number of Direct Lynk System clients per month, as set forth in the Marketing Agreement, which increases over time.

In connection with the Marketing Agreement, we agreed to provide Leightronix all sales leads, sales, information calls and processes related to the delivery of the Direct Lynk System and sales of the Direct Lynk System.  In the event that we are approached by a prior client about additional sales, such sales shall be covered under the Marketing Agreement, but we may charge a $75 one time administrative fee in connection with such sales.  We also agreed to provide Leightronix the right of first refusal to market the Direct Lynk System to industries outside of PEG, after first obtaining written approval from us for such marketing efforts.

Pursuant to the Marketing Agreement, Leightronix will be responsible for the management of the client account hardware, software and delivery systems relating to sales made by Leightronix, which falls within the scope of PEG.  We agreed to be responsible for the design, development, production and performance of the Direct Lynk System, and to acquire hardware, software and internet bandwidth for the purpose of providing dedicated Direct Lynk System services to the PEG subscribers.  We also agreed to provide technical support to Leightronix as needed.

The term of the Marketing Agreement is for three years, and the agreement is automatically renewed for additional one year terms unless terminated by the mutual consent of the parties, or as described below.

The Marketing Agreement can be terminated by us or Leightronix:

•	with 60 days written notice in the event either party breaches any provision of the Marketing Agreement;

•	by us or Leightronix with 30 days written notice if either party enters into or files for bankruptcy;

•
by us or Leightronix with 60 days prior written notice, if because of change in ownership or management, such party believes that Leightronix’s ability to meet the terms of the Marketing Agreement will be adversely affected;

•	by us, with 30 days prior written notice, if we or Leightronix engages in any deceptive or illegal practices in connection with the sale of the Direct Lynk System,

•	or by 90 days written notice from either party after the expiration of the Marketing Agreement, or any subsequent renewal thereof.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1*	Exclusive Marketing Agreement with Leightronix, Inc. (with confidential pricing information removed)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.

Date: October 2, 2007
By: /s/ James Ammons
James Ammons
President